Ex 99.1

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
30 JUNE 2007, 2006 and 2005
(With Independent Auditors’ Report Thereon)

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

Independent Auditors’ Report

The Board of Directors
Bolnisi Gold NL

We have audited the accompanying consolidated balance sheets of Bolnisi Gold NL and its controlled entities as of 30 June 2007 and 2006, and the related consolidated income statements, consolidated statements of recognised income and expense and consolidated statements of cash flows for each of the years in the three year period ended 30 June 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bolnisi Gold NL and it’s controlled entities at 30 June 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three year period ended 30 June 2007 in conformity with Australian equivalents to International Financial Reporting Standards.

Australian equivalents to International Financial Reporting Standards vary in certain significant respects from U.S. Generally Accepted Accounting Principles. Information relating to the nature and effect of such differences is presented in Note 31 to the consolidated financial statements.

KPMG
BRISBANE, AUSTRALIA
21 SEPTEMBER 2007

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

CONSOLIDATED INCOME STATEMENTS
YEARS ENDED 30 JUNE 2007, 2006 AND 2005

	Notes	2007	2006	2005
		$	$	$

Other income	4	96,071	1,612,872	11,729
Administrative expenses		(4,528,772)	(3,797,499)	(2,860,095)
Other expenses	5	(2,504,594)	(1,397,210)	(528,668)

Results from operating activities		(6,937,295)	(3,581,837)	(3,377,034)

Financial income	7	2,361,755	1,639,911	797,396
Financial expenses	7	(90,117)	(1,257,451)	(435,018)

Net financing income/(costs)		2,271,638	382,460	362,378

Profit/(loss) before tax		(4,665,657)	(3,199,377)	(3,014,656)
Income tax expense	8	—	(419,371)	(493,723)

Profit/(loss) after tax but before profit and loss of discontinued operation and gain on sale of discontinued operation		(4,665,657)	(3,618,748)	(3,508,379)
Profit and loss from discontinued operations and gain on sale of discontinued operations, net of tax	21	—	10,692,878	6,423,552

Profit/(loss) for the year		(4,665,657)	7,074,130	2,915,173

Attributable to:
Equity holders of the parent		(4,366,053)	3,864,860	2,340,537
Minority interests		(299,604)	3,209,270	574,636

Profit/(loss) for the year		(4,665,657)	7,074,130	2,915,173

Earnings per share for profit/(loss) attributable to ordinary equity holders of the Company:
Basic loss per share from continuing operations	9	(1.6) cents	(1.0) cents	(1.3) cents

Diluted loss per share from continuing operations	9	(1.6) cents	(1.0) cents	(1.3) cents

Dividends per share
Ordinary shares	19	—	1.5 cents	—

The accompanying notes form part of these financial statements.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF RECOGNISED INCOME AND EXPENSE
YEARS ENDED 30 JUNE 2007, 2006 AND 2005

	Notes	2007	2006	2005
		$	$	$

Foreign exchange translation differences	19	(18,323,945)	4,559,999	(1,255,512)

Net income/(expense) recognised directly in equity		(18,323,945)	4,559,999	(1,255,512)
Profit/(loss) for the year		(4,665,657)	7,074,130	2,915,173

Total recognised income and expense for the year	19	(22,989,602)	11,634,129	1,659,661

Attributable to:
Equity holders of the parent		(18,030,525)	7,125,322	1,436,468
Minority interest		(4,959,077)	4,508,807	223,193

Total recognised income and expense for the year	19	(22,989,602)	11,634,129	1,659,661

Other movements in equity arising from transactions with owners as owners are set out in note 19.

The accompanying notes form part of these financial statements.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

CONSOLIDATED BALANCE SHEETS
AS AT 30 JUNE 2007 AND 2006

	Notes		2007	2006
			$	$

CURRENT ASSETS
Cash and cash equivalents	10	(a)	19,610,905	32,816,454
Short term investments	10	(b)	—	60,465,174
Trade and other receivables	11		5,176,085	3,902,881
Other	12		55,983	143,890

TOTAL CURRENT ASSETS			24,842,973	97,328,399

NON-CURRENT ASSETS
Property, plant and equipment	13		62,384,353	7,774,359
Exploration and evaluation expenditure	14		11,354,362	39,008,722
Development expenditure	15		39,417,117	—
TOTAL NON-CURRENT ASSETS			113,155,832	46,783,081

TOTAL ASSETS			137,998,805	144,111,480

CURRENT LIABILITIES
Trade and other payables	16		6,314,678	2,021,906
Interest bearing liabilities	17		2,472,064	3,000,000
Provisions	18		—	919,344

TOTAL CURRENT LIABILITIES			8,786,742	5,941,250

NON-CURRENT LIABILITIES
Interest bearing liabilities	17		9,877,408	—

TOTAL NON-CURRENT LIABILITIES			9,877,408	—

TOTAL LIABILITIES			18,664,150	5,941,250

NET ASSETS			119,334,655	138,170,230

EQUITY
Issued Capital	19		56,256,621	53,767,131
Reserves	19		(11,303,733)	3,668,574
Retained profits	19		45,930,375	48,761,347

Total parent entity interest			90,883,263	106,197,052
Minority interest	19		28,451,392	31,973,178

TOTAL EQUITY			119,334,655	138,170,230

The accompanying notes form part of these financial statements.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED 30 JUNE 2007, 2006 AND 2005

	Notes		2007	2006	2005
			$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of operations			—	24,325,652	30,302,667
Cash payments in the course of operations			(8,548,638)	(15,630,126)	(23,390,689)

Net cash generated from operations			(8,548,638)	8,695,526	6,911,978
Income taxes paid			—	(3,537,843)	(7,935,861)
Interest received	7		2,361,755	1,639,911	797,396
Payments for exploration and evaluation	14		(7,674,694)	(18,622,403)	(10,408,031)

NET CASH FROM OPERATING ACTIVITIES	22		(13,861,577)	(11,824,809)	(10,634,518)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired from acquisition of controlled entities			—	—	8,717,924
Deposits to short term investments	10	(b)	—	(60,465,174)	—
Redemption of short term investments	10	(b)	60,465,174	—	—
Proceeds from sale of property, plant and equipment	13		924,247	273,527	76,876
Payments for property, plant and equipment	13		(45,950,247)	(6,790,671)	(655,990)
Payments for acquisition of exploration projects	14		(499,905)	(1,268,091)	(1,061,504)
Payments for mine development	15		(13,402,926)	(568,781)	(206,535)
Proceeds from disposal of controlled entity, net of cash disposed of	21		—	10,837,730	—

NET CASH FROM INVESTING ACTIVITIES			1,536,343	(57,981,460)	6,870,771

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of shares and options	19		2,489,490	—	35,872,607
Proceeds from issues of shares and other equity securities by a
controlled entity to minority interest	19		1,313,144	70,402,022	256,449
Payment of transaction costs	19		—	(697,995)	—
Repayment of borrowings	17		(3,000,000)	—	3,000,000
Interest paid	7		(42,461)	(213,310)	(246,883)
Payment of finance lease liabilities	17		(1,541,190)	—	—
Dividends paid to shareholders	19		—	(4,148,814)	—
Dividends paid by a controlled entity to minority interest	19		—	(4,193,715)	(5,063,903)

NET CASH FROM FINANCING ACTIVITIES			(781,017)	61,148,188	33,818,270

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS			(13,106,251)	(8,658,081)	30,054,523
Cash and cash equivalents at the beginning of the financial year			32,816,454	39,790,167	10,219,086
Effect of exchange rate fluctuations on the cash held			(99,298)	1,684,368	(483,442)

CASH AND CASH EQUIVALENTS AT THE END OF THE FINANCIAL YEAR	22		19,610,905	32,816,454	39,790,167

The accompanying notes form part of these financial statements.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	REPORTING ENTITY

Bolnisi Gold NL (the ‘Company’) is a company domiciled in Australia. The consolidated financial statements of the Company for the year ended 30 June 2007 comprises the Company and its controlled entities (together referred to as the ‘Group’).

NOTE 2 —	BASIS OF PREPARATION

(a)	Statement of Compliance

The consolidated financial statements are a general purpose financial report which has been prepared in accordance Australian equivalents to International Financial Reporting Standards (’AIFRS’), comprising Australian Accounting Standards (‘AASBs’) (including Australian Accounting Interpretations) adopted by the Australian Accounting Standards Board (‘AASB’) and the Corporations Act 2001. The consolidated financial statements of the Group comply with International Financial Reporting Standards (‘IFRS’) and interpretations adopted by the International Accounting Standards Board.

(b)	Basis of Measurement

The consolidated financial statements have been prepared on the historical cost basis.

(c)	Functional and Presentation Currency

These financial statements are presented in Australian dollars, which is the Company’s functional currency.

(d)	Use of Estimates and Judgements

The preparation of financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

In particular, information about significant areas of estimation uncertainty and critical judgements in applying accounting policies that have the most significant effect on the amount recognised in the financial statements are described in the following notes:

•	Note 8 — utilisation of tax losses

NOTE 3 —	SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in the consolidated financial statements and have been applied consistently by all entities in the Group.

The entity has elected to early adopt the following accounting standards and amendments:

•	AASB 101 Presentation of Financial Statements (October 2006)

•	2007-4 Amendments to Australian Accounting Standards arising from ED 151 and Other Amendments.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Consolidation

Controlled Entities

Controlled entities are entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of controlled entities are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Transactions Eliminated and Consolidation

Intragroup balances and any unrealised gains and losses or income and expenses arising from intragroup transactions, are eliminated in preparing the consolidated financial statements.

Where a controlled entity issues shares to minority interests which does not result in loss of control by the Group, any gain or loss arising on the Group’s interest in the controlled entity is recognised directly in equity.

Foreign Currency

Foreign Currency Transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Australian dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to Australian dollars at foreign exchange rates ruling at the dates the fair value was determined.

Financial Statements of Foreign Operations

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated to Australian dollars at foreign exchange rates ruling at the balance sheet date. The revenues and expenses of foreign operations are translated to Australian dollars at rates approximating to the foreign exchange rates ruling at the dates of the transactions. Foreign exchange differences arising on retranslation are recognised directly in a separate component of equity.

Net Investment in Foreign Operations

Exchange differences arising from the translation of the net investment in foreign operations are released into the income statement upon disposal.

Property, Plant and Equipment

Owned Assets

Items of property, plant and equipment are stated at cost less accumulated depreciation (see below) and impairment losses (see below accounting policy Impairment). The cost of self-constructed assets includes the cost of materials, direct labour, and an appropriate proportion of production overheads.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Depreciation

Depreciation is charged to the income statement using either a reducing balance method from the date of acquisition, or in respect of constructed assets, from the time the asset is completed and held ready for use.

The plant and equipment depreciation rate is applied on the basis of units of production over the life of the economically recoverable reserves. Office equipment is depreciated at rates between 40% and 60% and motor vehicles are depreciated at a rate of 22.5%.

Exploration and Evaluation Expenditure

Exploration and evaluation expenditure, including the costs of acquiring licences, are capitalised as intangible exploration and evaluation assets on an area of interest basis. Costs incurred before the Group has obtained the legal rights to explore an area are recognised in the income statement.

Exploration and evaluation assets are only recognised if the rights of the area of interest are current and either:

•	the expenditures are expected to be recouped through successful development and exploitation of the area of interest; or

•	activities in the area of interest have not at the reporting date, reached a stage which permits a reasonable assessment of the existence or other-wise of economically recoverable reserves and active and significant operations in, or in relation to, the area of interest are continuing.

Exploration and evaluation assets are assessed for impairment if sufficient data exists to determine technical feasibility and commercial viability and facts and circumstances suggest that the carrying amount exceeds the recoverable amount. For the purposes of impairment testing, exploration and evaluation assets are allocated to cash-generating units to which the exploration activity relates. The cash generating unit shall not be larger than the area of interest.

Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified from exploration and evaluation expenditure to development expenditure.

Development Expenditure

Development expenditure represent the accumulation of all exploration and evaluation expenditure and development expenditure incurred by or on behalf of the entity in relation to its area of interest.

When further development expenditure is incurred in respect of a mine property after the commencement of production, such expenditure is carried forward as part of the cost of that mine property only when substantial future economic benefits are established, otherwise such expenditure is expensed.

Amortisation is not charged on costs carried forward in respect of areas of interest in the development phase until commercial production commences.

Trade and Other Receivables

Trade and other receivables are stated at their amortised cost less impairment losses.

Inventories

Work in progress is valued at the lower of average cost and net realisable value. Costs of production include fixed and variable costs and an appropriate proportion of fixed overheads. Stores are valued at average cost.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

Cash and cash equivalents comprise cash balances and call deposits.

Short-term Investments

The Group’s short term investments in debt securities with original maturities greater than three months have been designated as available for sale securities. Subsequent to initial recognition, they are measured at fair value and changes therein are recognized as a separate component in equity. When an investment is derecognized, the cumulative gain or loss is transferred to profit and loss.

Impairment

The carrying amounts of the Group’s assets, other than exploration and evaluation expenditure and deferred tax assets, are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement, unless an asset has previously been revalued, in which case the impairment loss is recognised as a reversal to the extent of that previous revaluation with any excess recognised through profit or loss.

Calculation of Recoverable Amount

The recoverable amount of assets is the greater of their fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

Reversals of Impairment

An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

Share Capital

Transaction Costs

Transaction costs of an equity transaction are accounted for as a deduction from equity, net of any related income tax benefit.

Dividends

Dividends are recognised as a liability in the period in which they are declared.

Options

The fair value of the options granted is measured using Black-Scholes formula, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of options that vest except where forfeiture is only due to share prices not achieving the threshold for vesting.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Interest Bearing Borrowings

Interest bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest bearing borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis.

Share Based Payment Transactions

The Company’s Canadian controlled entity, Palmarejo Silver and Gold Corporation (‘PJO’) has a Stock Option Plan which allows directors, officers and consultants of PJO the opportunity to acquire options over unissued shares in PJO. The fair value of options granted is measured at grant date and recognised as an expense over the period during which the directors, officers and consultants of PJO become unconditionally entitled to the options. The fair value of the options granted is measured using Black-Scholes formula, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of options that vest.

Rehabilitation Costs

In accordance with applicable legal requirements, a provision for the estimated cost of rehabilitation has been made for all areas disturbed during operations based on the current estimates of costs to rehabilitate such areas, discounted to their present value. Significant uncertainty exists as to the amount of rehabilitation obligation which will be incurred due to the impact of changes in environmental legislation.

The provision is recognised as a liability with the corresponding asset included in exploration and evaluation expenditure or development expenditure.

The amount of the provision relating to rehabilitation is recognised at the commencement of the development project where a legal or constructive obligation exists at that time. At each reporting date, the rehabilitation liability is remeasured and changes in the liability are added to or deducted from the related asset.

The amount of the provision relating to rehabilitation of disturbance caused by production activities is recognised in the income statement as incurred. Changes in the liability are charged to the income statement as rehabilitation expense.

Trade and Other Payables

Trade and other payables are stated at their amortised cost. Trade payables are non-interest bearing and are normally settled on 30-day terms.

Revenue

Sales revenue is recognised in the income statement when the significant risks and rewards of ownership have been transferred to the buyer.

Expenses

Net Financing Costs

Net financing costs comprise interest payable on borrowings calculated using the effective interest method, and interest earned.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Interest income is recognised in the income statement as it accrues, using the effective interest method. Dividend income is recognised in the income statement on the date the entity’s right to receive payments is established.

Borrowing costs are expenses as incurred.

Income Tax

Income tax on the income statement for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: the initial recognition of assets or liabilities that affect neither accounting nor taxable profit, and differences relating to investments in controlled entities to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probably that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Additional income taxes that arise from the distribution of dividends are recognised at the same time as the liability to pay the related dividend.

Tax Consolidation

The Company and its wholly owned Australian resident entities have formed a tax consolidated group with effect from 1 July 2003 and are therefore taxed as a single entity from that date. The head entity within the tax consolidated group is Bolnisi Gold NL.

Current tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax consolidated group are recognised in the separate financial statements of the members of the tax consolidated group using the ’group allocation method’ approach by reference to the carrying amounts in the separate financial statements of each entity and the tax values applying under tax consolidation.

Current tax liabilities and assets and deferred tax assets arising from unused tax losses and tax credits of the members of the tax-consolidated group are recognised by the Company (as head entity in the tax consolidated group). Deferred tax assets and deferred tax liabilities are measured by reference to the carrying amounts of the assets and liabilities in the Company’s balance sheet and their tax values applying under tax consolidation.

Any current tax liabilities (or assets) and deferred tax assets arising from unused tax losses assumed by the head entity from the controlled entities in the tax consolidated group are recognised as amounts receivable or payable to other entities in the tax consolidated group in conjunction with any tax funding arrangement amounts (refer below). Any difference between these amounts is recognised by the Company as an equity contribution to or distribution from the controlled entity. Distributions firstly reduce the carrying amount of the investment in the controlled entity and are then recognised as revenue.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company recognises deferred tax assets arising from unused tax losses of the tax consolidated group to the extent that it is probable that future taxable profits of the tax consolidated group will be available against which the asset can be utilised.

Any subsequent period adjustments to deferred tax assets arising from unused tax losses assumed from controlled entities are recognised by the head entity only.

Nature of Tax Funding Arrangements and Tax Sharing Agreements

The members of the tax consolidated group have entered into a tax funding arrangement which sets out the funding obligations of members of the tax-consolidated group in respect of tax amounts. The tax funding arrangements require payments to/from the head entity equal to the current tax liability (asset) assumed by the head entity and any tax loss deferred tax asset assumed by the head entity, resulting in the head entity recognising an inter-entity receivables (payables) in the separate financial statements of the members of the tax consolidated groups equal in amount to the tax liability (asset) assumed.

The head entity recognises the assumed current tax amounts as current tax liabilities (assets), adding to its own current tax amounts, since they are also due to or from the same taxation authority. The current tax liabilities (assets) are equivalent to the tax balances generated by external transactions entered into by the tax consolidated group. Contributions to fund the current tax liabilities are payable as per the tax funding arrangement and reflect the timing of the head entity’s obligation to make payments for tax liabilities to the relevant tax authorities.

The members of the tax consolidated group have also entered into a tax sharing agreement. The tax sharing agreement provides for the determination of the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. No amounts have been recognised in the financial statements in respect of this agreement as payment of any amounts under the tax sharing agreement is considered remote.

Segment Reporting

Segment information is presented in respect of the Group’s business and geographical segments. The primary format, geographical segments, is based on the Group’s management and internal reporting structure.

Management believes that inter-segment pricing is determined on an arm’s length basis.

Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly income-earning assets and revenue, interest-bearing loans, borrowings and expenses, and corporate assets and expenses.

Segment capital expenditure is the total cost incurred during the period to acquire segment assets that are expected to be used for more than one period.

Non Current Assets Held for Sale and Discontinued Operations

Immediately before classification as held for sale, the measurement of the assets (and all assets and liabilities in a disposal group) is brought up to date in accordance with applicable AIFRS. Then, on initial classification as held for sale, non current assets and disposal groups are recognised at the lower of carrying amount and fair value less costs to sell.

Impairment losses on initial classification as held for sale are included in profit or loss, even when there is a revaluation. The same applies to gains and losses on subsequent remeasurement.

A discontinued operation is a component of the Group’s business that represents a separate major line of business or geographical area of operations or is a controlled entity acquired exclusively with a view to resale.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier. A disposal group that is to be abandoned also may qualify.

Goods and Services Tax

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the statement of financial position.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

Earnings per Share

The Group presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares.

Determination of Fair Values

A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Trade and Other Receivables

The fair value of trade and other receivables, excluding construction work in progress, is estimated as the present value of future cash flows, discounted at the market rate of interest at the reporting date.

Non-Derivative Financial Liabilities

Fair value, which is determined for disclosure purposes, is calculated based on the present value of future principal and interest cash flows, discounted at the market rate of interest at the reporting date. For finance leases the market rate of interest is determined by reference to similar lease agreements.

New Standards and Interpretations Not Yet Adopted

The following standards, amendments to standards and interpretations have been identified as those which may impact the entity in the period of initial application. They are available for early adoption at 30 June 2007, but have not been applied in preparing this financial report:

•	AASB 7 Financial Instruments: Disclosures (August 2005) replaces the presentation requirements of financial instruments in AASB 132. AASB 7 is applicable for annual reporting periods beginning on or after 1 January 2007, and will require extensive additional disclosures with respect to the Group’s financial instruments and share capital.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	AASB 2005-10 Amendments to Australian Accounting Standards (September 2005) makes consequential amendments to AASB 132 Financial Instruments: Disclosure and Presentation, AASB 101 Presentation of Financial Statements, AASB 114 Segment Reporting, AASB 117 Leases, AASB 133 Earnings Per Share, AASB 139 Financial Instruments: Recognition and Measurement, AASB 1 First time Adoption of Australian Equivalents to International Financial Reporting Standards, AASB 4 Insurance Contracts, AASB 1023 General Insurance Contracts and AASB 1038 Life Insurance Contracts arising from the release of AASB 7. AASB 2005-10 is applicable for annual reporting periods beginning on or after 1 January 2007 and is expected to only impact disclosures contained within the consolidated financial report.

•	AASB 8 Operating Segments replaces the presentation requirements of segment reporting in AASB 114 Segment Reporting. AASB 8 is applicable for annual reporting periods beginning on or after 1 January 2009 and is not expected to have an impact on the financial results of the Company and the Group as the standard is only concerned with disclosures.

•	AASB 2007-2 Amendments to Australian Accounting Standards arising from AASB Interpretation 12 makes amendments to AASB 1 First-time Adoption of Australian Equivalents to International Financial Reporting Standards, AASB 117 Leases, AASB 118 Revenue, AASB 120 Accounting for Government Grants and Disclosures of Government Assistance, AASB 121 The Effects of Changes in Foreign Exchange Rates, AASB 127 Consolidated and Separate Financial Statement, AASB 131 Interest in Joint Ventures, and AASB 139 Financial Instruments: Recognition and Measurement. AASB 2007-2 is applicable for annual reporting periods beginning on or after 1 January 2008 and must be applied at the same time as Interpretation 12 Service Concession Arrangements.

•	AASB 2007-3 Amendments to Australian Accounting Standards arising from AASB 8 makes amendments to AASB 5 Non-current Assets Held for Sale and Discontinued Operations, AASB 6 Exploration for and Evaluation of Mineral Resources, AASB 107 Cash Flow Statements, AASB 119 Employee Benefits, AASB 127 Consolidated and Separate Financial Statements, AASB 134 Interim Financial Reporting, AASB 136 Impairment Assets. AASB 2007-3 is applicable for annual reporting periods beginning on or after 1 January 2009 and must be adopted in conjunction with AASB 8 Operating Segments. This standard is only expected to impact disclosures contained within the financial report.

•	Interpretation 10 Interim Financial Reporting and Impairment prohibits the reversal of an impairment loss recognised in a previous interim period in respect of goodwill, an investment in an equity instrument or a financial asset carried at cost. Interpretation 10 will become mandatory for the Group’s 2008 financial statements, and will apply to goodwill, investments in equity instruments, and financial assets carried at cost prospectively from the date that the Group first applied the measurement criteria of AASB 136 and AASB 139 respectively (i.e. 1 July 2004 and 1 July 2005, respectively). The potential impact on the Company and the consolidated financial report has not yet been determined.

•	AASB 2007-6 Amendments to Australian Accounting Standards arising from AASB 123 [AASB 1, AASB 101, AASB 107, AASB 111, AASB 116 and AASB 138 and Interpretations 1 and 12],. AASB 2007-3 is applicable for annual reporting periods beginning on or after 1 January 2009 and must be adopted in conjunction with AASB 123 Borrowing Costs. The potential impact on the Company and the consolidated financial report has not yet been determined.

•	AASB 2007-7 Amendments to Australian Accounting Standards [AASB 1, AASB 2, AASB 4, AASB 5, AASB 107 and AASB 128] is applicable for annual reporting periods beginning on or after 1 January 2009 and must be adopted in conjunction with AASB 123 Borrowing Costs. The potential impact on the Company and the consolidated financial report has not yet been determined.

•	AASB 123 Borrowing Costs (revised March 2007) requires the capitalisation of all borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset. Qualifying assets are assets

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that necessarily take a substantial period of time to get ready for their intended use. All other borrowing costs are immediately recognised as expenses. AASB 123 is applicable for annual reporting periods beginning on or after 1 January 2009. The potential impact on the Company and the consolidated financial report has not yet been determined.

Reclassification of cash to short-term investments

In its annual financial statements for the year ended 30 June 2006, the Group classified certain short-term deposits as cash and cash equivalents because the securities were highly liquid and there was an insignificant risk of changes in value. Subsequent to the completion of the 30 June 2007 financial statements, the Group determined that, pursuant to AASB 107 “Cash Flow Statements”, certain short term deposits cannot be classified as cash and cash equivalents because their maturity dates exceed 3 months.

The Group has corrected the classification in its financial statement presentation by reclassifying $60,465,174 of short term deposits held at 30 June 2006 from cash and cash equivalents to available for sale short-term investments. The following table shows the amounts as originally presented in the Group’s financial statements for the years ended 30 June 2006 and 30 June 2007, and the amounts following reclassification. The reclassification had no effect on total current assets, total assets, net assets, total equity, loss for the year or loss per share.

	As
	previously
	reported	Adjustment	Corrected

Year Ended 30 June 2006
Cash and cash equivalents	93,281,628	(60,465,174)	32,816,454
Short term investments	—	60,465,174	60,465,174
Net cash from investing activities	2,483,714	(60,465,174)	(57,981,460)
Net increase/(decrease) in cash and cash equivalents	51,807,093	(60,465,174)	(8,658,081)

Year ended 30 June 2007
Net cash from investing activities	(58,928,831)	60,465,174	1,536,343
Net increase/(decrease) in cash and cash equivalents	(73,571,425)	60,465,174	(13,106,251)

	Notes	2007	2006	2005
		$	$	$

NOTE 4 — OTHER INCOME

Net gain on disposal of property, plant and equipment		—	95,985	11,729
Net foreign exchange gain		96,071	1,516,887	—

		96,071	1,612,872	11,729

NOTE 5 — OTHER EXPENSES
Share based remuneration	27	326,229	1,397,210	243,520

Net foreign exchange loss		—	—	285,148
Merger related expenses		2,178,365	—	—

		2,504,594	1,397,210	526,668

Merger related expenses are expenses associated with the completion of the Merger Implementation Agreement between the Company and Coeur d’Alene Mines Corporation announced on 4 May 2007.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Notes	2007	2006	2005
		$	$	$

NOTE 6 — AUDITOR’S REMUNERATION
Audit services
Auditors of the Company
KPMG Australia:
— Audit and review of financial reports		75,970	91,367	48,250
Overseas KPMG Firms:
— Audit and review of financial reports		83,113	72,088	42,517

		159,083	163,455	90,767

Other services
Auditors of the Company
KPMG Australia
— Other assurance services		50,000	4,741	17,744
— Taxation services		—	7,500	—
Overseas KPMG Firms:
— Other assurance services		37,769	83,447	—
— Taxation services		786	8,884	—

		88,555	104,572	17,744

NOTE 7 — NET FINANCING COSTS
Interest income		(2,361,755)	(1,639,911)	(797,396)

Financial income		(2,361,755)	(1,639,911)	(797,396)

Borrowing costs — other parties
— interest paid		42,461	213,310	171,324
— recognition of fair value of options granted over facility term		47,656	1,044,141	263,694

Financial expenses		90,117	1,257,451	435,018

Net financing costs/(income)		(2,271,638)	(382,460)	(362,378)

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Notes	2007	2006	2005
		$	$	$

NOTE 8 — INCOME TAX EXPENSE
Tax expense
Current year		—	1,357,258	8,860,629
Deferred tax		—	1,390,888	(7,844,593)

Total income tax expense in income statement		—	2,478,146	1,016,036

Attributable to:
Continuing operations		—	419,371	493,723
Discontinuing operations		—	2,058,775	522,313

		—	2,478,146	1,016,036

Numerical reconciliation of income tax expense to prima facie tax payable
Profit/(loss) before tax — continuing operations		(4,665,657)	(3,199,377)	(3,014,656)
Profit/(loss) before tax — discontinued operations		—	12,751,653	6,945,865

Profit/(loss) before tax		(4,665,657)	9,552,276	3,931,209
Prima facie income tax expense/(benefit) at the Australian tax rate of 30% (2006 and 2005 — 30)%		(1,399,697)	2,865,683	1,179,363
Increase/(decrease) in income tax expense/(benefit) due to:
— different tax regimes of overseas controlled entities		—	(532,500)	(117,913)
— disposal of controlled entity		—	—	(1,266,023)
— non-deductible expenses, net of non assessable items		955,549	27,724	(7,869)
— effect of net deferred tax assets not brought to account		444,148	117,239	1,228,478

Income tax expense		—	2,478,146	1,016,036

The disposal of the Georgian interest (see note 21) during the year ending 30 June 2006 resulted in a decrease to the current tax liability of $3,930,062 and deferred tax liability of $1,655,213.

Unrecognised Deferred Tax Assets

Deferred tax assets have not been recognised in respect of the following items (tax effected at 30%):

Tax capital losses	3,320,473	162,788	162,788
Tax losses	14,779,843	12,607,003	4,698,958
Net deductible temporary differences	(13,361,216)	(11,426,813)	(4,241,460)

Potential tax benefit	4,739,100	1,342,978	620,286

The Australian deductible temporary differences and tax losses do not expire under current tax legislation. Mexican tax losses expire after 10 years pursuant to current tax legislation. Deferred tax assets have not been

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognised in respect of these items because it is not probable that future taxable profit will be available against which the Group can utilise the benefits.

	Notes	2007	2006	2005
		$	$	$

NOTE 9 — EARNINGS PER SHARE
Basic and diluted earnings per share have been calculated using:
Net loss for the year from continuing operations		(4,366,053)	(2,895,444)	(2,996,620)
Net profit for the year from discontinuing operations		—	6,760,304	5,337,157

Profit for the period attributable to equity holders of the parent		(4,366,053)	3,864,860	2,340,537

Weighted average number of ordinary shares
Issued ordinary shares at beginning of year		276,587,321	276,587,321	172,002,460
Effect of shares issued on exercise of options		4,857,781	—	52,149,164

Weighted average number of ordinary shares at the end of the year		281,445,102	276,587,321	224,151,624

Weighted average number of ordinary shares (diluted)
Weighted average number of ordinary shares at end of year		281,445,102	276,587,321	224,151,624
Effect of share options on issue		3,678,972	8,955,000	7,155,822

Weighted average number of ordinary shares (diluted) at the end of the year		285,124,074	285,542,321	231,307,445

Earnings per share for profit attributable to ordinary equity holders of the Company:
Basic earnings per share
From continuing operations		(1.6) cents	(1.0) cents	(1.3) cents
From discontinuing operations		—	2.4 cents	2.4 cents

		(1.6) cents	1.4 cents	1.1 cents

Diluted earnings per share
From continuing operations		(1.6) cents	(1.0) cents	(1.3) cents
From discontinuing operations		—	2.4 cents	2.3 cents

		(1.6) cents	1.4 cents	1.0 cents

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Notes	2007	2006
		$	$

NOTE 10(a) — CASH AND CASH EQUIVALENTS

Bank balances		4,467,992	23,312,957
Call deposits		15,142,913	9,503,497

Cash and cash equivalents in the statement of cash flows		19,610,905	32,816,454

NOTE 10(b) — SHORT TERM INVESTMENTS
Available for sale short-term investments		—	60,465,174

During the financial year ended 30 June 2006, available for sale short-term investments had interest rates of 4.05 to 4.10% with initial maturities of more than three months but less than six months.
NOTE 11 — TRADE AND OTHER RECEIVABLES
Current
Other debtors		5,176,085	3,902,881

NOTE 12 — OTHER ASSETS
Current
Prepayments		55,983	143,890

NOTE 13 —	PROPERTY, PLANT AND EQUIPMENT

During the year the Group disposed of property, plant and equipment for a consideration of $36,777 (2006 — $1,160,997), resulting in a loss on sale of $11,197 (2006 — gain of $91,118). There was nil amount outstanding at year end in relation to this disposal (2006 — $887,470).

Leased Plant and Equipment

The Group has entered into finance lease agreements to purchase mining development equipment. The leased equipment secures lease obligations (see note 18). At 30 June 2007, the net carrying amount of leased plant and machinery was $12,349,472 (2006 — nil).

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007	2006
	$	$

Plant and equipment — cost	62,099,668	7,709,431
Accumulated depreciation	(14,280)	(124,930)

Net book value	62,085,388	7,584,501

Office equipment — cost	96,226	205,986
Accumulated depreciation	(69,153)	(127,671)

Net book value	27,073	78,315

Motor vehicles — cost	334,566	238,872
Accumulated depreciation	(62,674)	(127,329)

Net book value	271,892	111,543

Total property, plant and equipment	62,384,353	7,774,359

Reconciliations of the carrying amounts for each class of plant and equipment are set out below.
Plant and equipment
Carrying amount at beginning of year	7,584,501	2,122,034
Additions	57,571,187	6,516,569
Reclassification from exploration and evaluation	3,385,153	—
Disposals	(1,060,883)	(1,056,185)
Depreciation	(9,791)	(214,329)
Net foreign currency adjustment on translation	(5,384,779)	216,412

Net book value	62,085,388	7,584,501

Office equipment
Carrying amount at beginning of year	78,315	248,510
Additions	61,743	87,483
Disposals	(73,744)	(958)
Disposals — discontinuing operations	—	(130,530)
Depreciation	(31,544)	(135,038)
Net foreign currency adjustment on translation	(7,697)	8,848

Net book value	27,073	78,315

Motor vehicles
Carrying amount at beginning of year	111,543	447,483
Additions	345,569	186,619
Disposals	(86,060)	(12,738)
Disposals — discontinuing operations	—	(435,278)
Depreciation	(69,862)	(96,780)
Net foreign currency adjustment on translation	(29,298)	22,237

Net book value	271,892	111,543

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14 —	EXPLORATION AND EVALUATION EXPENDITURE

	2007	2006
	$	$

Opening balance	39,008,722	14,138,199
Additions made during the year	9,224,660	21,635,773
Reclassification to development expenditure	(29,965,354)	—
Reclassification to property, plant and equipment	(3,385,153)	—
Net foreign currency adjustment on translation	(3,528,513)	3,234,750

Closing balance	11,354,362	39,008,722

The ultimate recoupment of costs carried forward for exploration and evaluation assets is dependent on the successful development and commercial exploitation or sale of the respective areas.

NOTE 15 — DEVELOPMENT EXPENDITURE
Opening balance	—	—
Additions made during the year	12,488,069	—
Reclassification from exploration and evaluation	29,965,354	—
Net foreign currency adjustment on translation	(3,036,306)	—

Closing balance	39,417,117	—

Expenditure in respect of exploration and evaluation expenditure that was transferred to development expenditure during the year was subject to impairment testing to ensure the carrying value is not in excess of the present value of estimated future cash flows. Key assumptions when conducting the impairment testing were recoverable reserves which are based on third party estimates, a discount rate of 10%, gold and silver prices of US$550 and US$10 per ounce respectively based on an estimate of the maintainable open market price and an exchange rate of A$1.00 = US$0.7468 based on the expected spot rate.

NOTE 16 — TRADE AND OTHER PAYABLES

Current
Accounts payable	6,314,678	2,021,906

	2007	2006
	$	$

NOTE 17 — INTEREST BEARING LIABILITIES
Current
Finance facility	—	3,000,000
Finance lease liabilities	2,472,064	—

	2,472,064	3,000,000

Non-current
Finance lease liabilities	9,877,408	—

	9,877,408	—

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the financial year ending 30 June 2007, Macquarie Bank Limited exercised 8,955,000 unlisted options, each exercisable at 27.8 cents at any time up to 10 August 2008 to convert to 1 fully paid ordinary share. Proceeds from the exercise of these options have been used to repay the finance facility.

Terms and Debt Repayment Schedule

Terms and conditions of outstanding interest bearing liabilities were as follows:

				Carrying	Carrying
		Interest	Year of	Amount	Amount
	Currency	Rate	Maturity	2007	2006

Finance lease liabilities	USD	6.60%	2009	6,963,404	—
Finance lease liabilities	USD	8.97%	2012	5,386,068	—

				12,349,472	—

Finance Lease Liabilities

Finance lease liabilities of the Group are payable as follows:

	Minimum			Minimum
	Lease			Lease
	Payments	Interest	Principal	Payments	Interest	Principal
	2007	2007	2007	2006	2006	2006

Less than one year	3,092,052	619,988	2,472,064	—	—	—
Between one and five years	10,952,070	1,185,561	9,766,509	—	—	—
More than five years	111,728	829	110,899	—	—	—

	14,155,850	1,806,378	12,349,472	—	—	—

	2007	2006
	$	$

NOTE 18 — PROVISIONS
Current
Rehabilitation provision	—	919,344

Rehabilitation provision
Opening balance	919,344	—
Provision made during the year	—	919,344
Payments made during the year	(919,344)	—

Closing balance	—	919,344

The Company recorded a rehabilitation provision of $919,344 (US$751,839) at June 30, 2006 equivalent to the amount to be paid to the National Forestry Commission of Mexico to enable the rehabilitation of specified disturbed land. This obligation was determined by the Mexican authorities based on the number of hectares deemed to be disturbed and a fixed amount of rehabilitation per hectare. During the year ended June 30, 2007, the Company paid this obligation with related future rehabilitation work to be undertaken by the National Forestry Commission of Mexico.

The basis for accounting for rehabilitation costs is set out in the significant accounting policies note 3.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 19 —	CAPITAL AND RESERVES

	2007	2006	2005
Share capital	Number	Number	Number

On issue at 1 July	276,587,321	276,587,321	172,002,460
Exercise of options	8,955,000	—	104,584,861

Ordinary shares on issue at 30 June — fully paid	285,542,321	276,587,321	276,587,321

Holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at shareholders’ meetings. The Company does not have authorised capital or par value in respect of its issued shares.

In the event of winding up of the Company, ordinary shareholders rank after creditors and are fully entitled to any proceeds of liquidation.

Options

During the year ended 30 June 2007:

•	There were no options granted or lapsed unexercised during the financial year.

•	Macquarie Bank Limited exercised 8,955,000 unlisted options, each exercisable at 27.8 cents at any time up to 10 August 2008 to convert to 1 fully paid ordinary share per option. Proceeds from the exercise of these options have been used towards repayment of the finance facility.

During the year ended 30 June 2006:

•	There were no options granted, exercised or lapsed unexercised during the financial year.

During the year ended 30 June 2005:

•	The Company drew down $3.0 million of the $5.0 million Project Feasibility Finance Facility with Macquarie Bank Limited resulting in the granting of 8,955,000 unlisted options each exercisable to acquire one fully paid ordinary share in the Company at 27.8 cents at any time before 5:00 pm on 10 August 2008.

•	2,533,969 options lapsed, each exercisable at 34.3 cents for one fully paid ordinary shares at any time up to 31 December 2004 lapsed unexercised.

Nature and Purpose of Reserves

Capital Profits

Upon disposal of revalued assets, any related revaluation increments standing to the credit of the asset revaluation reserve is transferred to the capital profits reserve.

Option Premium Reserve

During the year ended 30 June 2007, there were no options granted by the Company (June 2006 — nil). The issue of Company options in the year ended 30 June 2005 for no consideration with a fair value of $1,307,835 resulting in a credit of $1,307,835 to the option premium reserve.

The exercise of Company options results in a debit to the option premium reserve. During the year ended 30 June 2007 there were 8,955,000 options, with a fair value of $1,307,835, exercised resulting in a transfer of $1,307,835 to retained profits (June 2006 and June 2005 — nil).

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign Currency Translation Reserve

The foreign currency translation reserve records the foreign currency differences arising from the translation of the financial statements of foreign operations where their functional currency is different to the presentation currency of the reporting entity.

Dividends

Dividends paid or declared by the Company are:

	Cents per Share	Total Amount $	Date of Payment

2007
There were no dividends paid or declared during the financial year.

2006
Interim dividend on ordinary shares	0.75	2,074,407	12 April 2006
Final 2005 dividend on ordinary shares	0.75	2,074,407	14 October 2005

2005
There were no dividends paid or declared during the financial year ended 30 June 2005

The dividends are unfranked.

Reconciliation of Movement in Capital and Reserves Attributable to Equity Holders of the Parent

			Capital	Option
		Share	Profits	Premium	Translation	Retained		Minority	Total
	Note	Capital	Reserve	Reserve	Reserve	Profits	Total	Interest	Equity
		$	$	$	$	$	$	$	$

Balance at 1 July 2004		27,674,524	4,346	24,170	—	(1,942,516)	25,760,524	7,237,593	32,998,117
31 December 2004 options, lapsed unexercised		—	—	(24,170)	—	24,170	—	—	—
Total recognised income and expense		—	—	—	(904,069)	2,340,537	1,436,468	223,193	1,659,661
Shares issued		35,872,607	—	—	—	—	35,872,607	—	35,872,607
Disposal of controlled entities — return of capital		(9,780,000)	—	—	—	—	(9,780,000)	—	(9,780,000)
Options issued		—	—	1,307,835	—	—	1,307,835	—	1,307,835
Minority interest on partial sale of controlled entity		—	—	—	—	—	—	7,837,007	7,837,007
Shares issued by controlled entity to minority interest		—	—	—	—	—	—	312,892	312,892
Dividends paid to minority interest		—	—	—	—	—	—	(5,063,903)	(5,063,903)

Balance at 30 June 2005		53,767,131	4,346	1,307,835	(904,069)	422,191	54,597,434	10,546,782	65,144,216

Balance at 1 July 2005		53,767,131	4,346	1,307,835	(904,069)	422,191	54,597,434	10,546,782	65,144,216
Total recognised income and expense		—	—	—	3,260,462	3,864,860	7,125,322	4,508,807	11,634,129
Dividends to shareholders		—	—	—	—	(4,148,814)	(4,148,814)	—	(4,148,814)
Interest in reserves		—	—	—	—	—	—	1,397,210	1,397,210
Shares issued by controlled entity to minority interest		—	—	—	—	—	—	70,402,022	70,402,022
Dividends paid to minority interest		—	—	—	—	—	—	(4,193,715)	(4,193,715)
Disposal of controlled entities	21	—	—	—	—	—	—	(2,064,818)	(2,064,818)
Gain/(loss) on dilution of interest in controlled entity		—	—	—	—	48,623,110	48,623,110	(48,623,110)	—

Balance at 30 June 2006		53,767,131	4,346	1,307,835	2,356,393	48,761,347	106,197,052	31,973,178	138,170,230

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Capital	Option
		Share	Profits	Premium	Translation	Retained		Minority	Total
	Note	Capital	Reserve	Reserve	Reserve	Profits	Total	Interest	Equity
		$	$	$	$	$	$	$	$

Balance at 1 July 2006		53,767,131	4,346	1,307,835	2,356,393	48,761,347	106,197,052	31,973,178	138,170,230
Total recognised income and expense		—	—	—	(13,664,472)	(4,366,053)	(18,030,525)	(4,959,077)	(22,989,602)
Shares issued		2,489,490	—	—	—	—	2,489,490	—	2,489,490
Options exercised		—	—	(1,307,835)	—	1,307,835	—	—	—
Shares issued by controlled entity to minority interest		—	—	—	—	—	—	1,664,537	1,664,537
Gain/(loss) on dilution of interest in controlled entity		—	—	—	—	227,246	227,246	(227,246)	—

Balance at 30 June 2007		56,256,621	4,346	—	(11,308,079)	45,930,375	90,883,263	28,451,392	119,334,655

NOTE 20 — CONSOLIDATED ENTITIES

Particulars in Relation to Controlled Entities

			Ordinary Share Consolidated
			Entity Interest
Name	Note		2007	2006
			%	%

Parent entity
Bolnisi Gold NL
Controlled entities
Bolnisi Mining Operations Pty Limited	(i	)	100	100
Cropwood Limited	(ii	)	100	100
Fairview Gold Pty Limited	(i	)	100	100
Mexco Resources, LLC	(iii	)	100	100
Mexco Services, LLC	(iii	)	100	100
Darbazi, SA de CV	(iv	)	100	100
Minera Bolnisi, SA de CV	(iv	)	100	100
Recursos Mineros de Ocampo, SA de CV	(iv	)	100	100
Servicios Auxiliares de Mineria, SA de CV	(iv	)	100	100
Servicios Administrativos Palmarejo, SA de CV	(iv	)	100	—
Wyalong, SA de CV	(iv	)	100	100
Palmarejo Silver and Gold Corporation	(vi	)	73.3	74.1
Ocampo Resources, Inc	(vi	)	73.3	74.1
Ocampo Services, Inc	(vi	)	73.3	74.1
Planet Gold, SA de CV	(vii	)	73.3	74.1
Ensign Energy Pty Limited	(i	)	100	100

(i)	Bolnisi Mining Operations Pty Limited, Fairview Gold Pty Limited and Ensign Energy Pty Limited, Australian controlled entities, are small proprietary companies as determined by the Corporations Act 2001 and are not required to be audited for statutory purposes.

(ii)	Cropwood Limited, incorporated in Hong Kong, is a wholly owned controlled entity of Bolnisi Mining Operations Pty Limited.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(iii)	Mexco Resources, LLC and Mexco Services, LLC are incorporated in the USA and are owned by Fairview Gold Pty Limited.

(iv)	Darbazi, SA de CV, Minera Bolnisi, SA de CV, Recursos Mineros de Ocampo, SA de CV, Servicios Auxiliares de Mineria, SA de CV, Servicios Administrativos Palmarejo, SA de CV and Wyalong, SA de CV are incorporated in Mexico and are owned by Mexco Resources, LLC and Mexco Services, LLC.

(v)	Fairview Gold Pty Limited holds an 73.3% interest in Palmarejo Gold Corporation, which is incorporated in Canada and listed on the TSX-Venture Exchange.

(vi)	Ocampo Resources, Inc and Ocampo Services, Inc are incorporated in the USA and are wholly owned by Palmarejo Silver and Gold Corporation.

(vii)	Planet Gold, SA de CV is incorporated in Mexico and is wholly owned by Ocampo Resources, Inc and Ocampo Services, Inc.

Acquisition of Controlled Entities

Servicios Administrativos Palmarejo, SA de CV was acquired on 30 September 2006 for $6,079 representing net assets at date of acquisition and the operating results from that date have been included in the consolidated operating profit.

There were no acquisitions made during the years ended 30 June 2006.

NOTE 21 —	DISCONTINUED OPERATION

There were no discontinued operations during the financial year ending 30 June 2007.

During the financial year ended 30 June 2006, the Group completed the sale of the consolidated entity’s 50% interests in Quartzite Ltd (’Quartzite’) and Trans Georgian Resources Ltd (’TGR’) and the related loans to Quartzite and TGR (’Georgian Interests’) for US$10.0 million cash. The Georgian Interests had cash inflows from operating activities of $8,615,544, cash outflows from investing activities of $971,736 and cash outflows from financing activities of $4,193,715.

During the financial year ended 30 June 2005, the Company completed the sale of 100% of its interest in Bolnisi Logistics Pty Limited, the Company’s wholly owned subsidiary which held the Company’s 50% joint venture interest in the Roseby Copper Project, to Universal Resources Limited (’Universal’), the holder of the other 50% joint venture interest in the Roseby Copper Project. The Roseby Copper Project had cash outflows from operating activities of $56,347, cash outflows from investing activities of nil and cash outflows from financing activities of nil.

Analysis of profit and loss of the discontinued operations, gain on sale of discontinued operations and related income tax expense

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007	2006	2005
	$	$	$

Revenue from sale of gold and silver	—	24,325,652	30,302,667
Cost of product sold:
— mining and treatment costs	—	(13,002,437)	(22,021,816)

Gross profit from the sale of gold and silver		11,323,305	8,280,851
Other expenses from ordinary activities:
— administrative expenses	—	(4,867)	(13,472)
— depreciation and amortisation	—	(668,236)	(444,099)
— foreign exchange loss	—	(209)	(564,190)
— mineral tenements written off	—	—	(4,825,263)

Operating profit before financing costs	—	10,649,993	2,433,827

Financial expenses	—	—	(75,559)

Net financing costs	—	—	(75,559)

Profit before tax	—	10,649,993	2,358,268
Income tax expense	—	(2,058,775)	(522,313)

Profit after tax	—	8,591,218	1,835,955

Gain on sale of discontinued operation	—	2,101,660	4,587,597
Income tax expense	—	—	—

Gain on sale of discontinued operation after tax	—	2,101,660	4,587,597

Profit and loss of discontinued operations and gain on sale of discontinued operations, net of tax	—	10,692,878	6,423,552

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Effect of the Disposal on Individual Assets and Liabilities of the Group

	2007	2006	2005
	$	$	$

Inventories	—	17,518,469	—
Other	—	971,502	106,662
Trade and other receivables	—	8,041,507	—
Investments	—	—	—
Property, plant and equipment	—	565,808	—
Exploration and evaluation expenditure	—	—	5,085,741
Trade and other payables	—	(10,790,500)	—
Current tax liabilities	—	(2,120,012)	—
Deferred tax liabilities	—	(3,046,101)	—
Minority interest	—	(2,404,395)	—

Net identifiable assets and liabilities	—	8,736,278	5,192,403

Consideration received, satisfied in cash	—	(12,637,125)	—
Cash disposed of	—	1,799,187	—

Net cash (inflow)	—	(10,837,938)	—
Consideration received, non cash	—	—	(9,780,000)

Gain on sale of discontinued operation	—	2,101,660	4,587,597

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 22 —	STATEMENTS OF CASH FLOWS

Reconciliation of Profit for the Year to Net Cash from Operating Activities

	2007	2006	2005
	$	$	$

Profit for the year	(4,665,657)	7,074,130	2,915,173

Items classified as investing/financing activities
Borrowing costs — interest paid	42,461	213,310	246,883
Non-cash items
Borrowing costs — recognition of fair value of options granted over facility term	47,656	1,044,141	263,694
Amortisation	—	350,032	206,535
Depreciation	17,316	318,204	237,564
Foreign exchange loss/(gain) on cash	99,298	(1,684,160)	483,442
Loss/(gain) on disposal of assets	11,197	(91,118)	11,730
Exploration and evaluation expenditure written off	—	—	4,825,263
Share based payment expense	326,229	1,397,210	243,520
Property, plant and equipment written off	80,515	—	—
Gain on sale of discontinued operation	—	(2,101,660)	(4,587,597)
Changes in assets and liabilities
Receivables	(2,698,474)	(3,340,562)	(2,144,848)
Inventories	—	1,998,827	5,593
Other assets	3,912	104,291	(2,110,150)
Mineral tenements	(7,674,694)	(17,307,957)	(10,431,350)
Payables	548,664	619,664	6,092,590
Tax liabilities	—	(419,161)	(6,892,560)

Net used in operating activities	(13,861,577)	(11,824,809)	(10,634,518)

Reconciliation of Cash

For the purposes of the Statements of Cash Flows, cash includes cash on hand and at bank and cash on deposit, net of bank overdrafts and excluding security deposits. Cash as at the end of the financial year as shown in the Statements of Cash Flows is reconciled to the related items in the Balance Sheets as follows:

Cash and cash equivalents	19,610,905	32,816,454	39,790,167

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 23 —	FINANCIAL INSTRUMENTS DISCLOSURE

Exposure to interest rate, credit, commodity price and currency risks arise in the normal course of the Group’s business.

The Group does not use derivative financial instruments to hedge its exposure to financial risks.

Interest Rate Risk

The Group is exposed to interest rate risk. The effective weighted average interest rate for classes of financial assets and financial liabilities is as follows:

			Effective	Floating
	Notes		Interest Rate	Interest Rate	Total
			%	$	$

2007
Financial assets
Cash	10	(a)	4.1	19,610,905	19,610,905
Trade and other receivables	11		—	—	5,176,085
Other	12		—	—	55,983

				19,610,905	24,842,973

Financial liabilities
Trade and other payables	16		—	—	6,314,678
Interest bearing liabilities	17		7.8	12,349,472	12,349,472

				12,349,472	18,664,150

2006
Financial assets
Cash	10	(a)	4.5	32,816,454	32,816,454
Short term investments	10	(b)	4.05-4.10	60,465,174	60,465,174
Trade and other receivables	11		—	—	3,902,881
Other	12		—	—	143,890

				93,281,628	97,328,399

Financial liabilities
Trade and other payables	16		—	—	2,021,906
Interest bearing liabilities	17		7.2	3,000,000	3,000,000

				3,000,000	5,021,906

Credit Risk Exposure

The credit risk exposure on financial assets, excluding investments, of the Group which have been recognised on Balance Sheet, is the carrying amount, net of any impairment losses.

The Group mitigates credit risk by dealing with regulated banks in western countries.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Fair Values of Financial Assets and Liabilities

The carrying amounts of financial assets and liabilities approximate their net fair values given the short time frames to maturity and/or variable interest rates.

Foreign Exchange Risk

The Group has not entered into derivative financial instruments to hedge purchases and sales denominated in foreign currencies.

NOTE 24 —	KEY MANAGEMENT PERSONNEL DISCLOSURES

Directors’ Remuneration

The broad remuneration policy is to ensure the remuneration package properly reflects the persons’ duties and responsibilities, and that remuneration is competitive in attracting, retaining and motivating people of the highest quality.

The directors are not employed directly by the Company. Their services are provided by way of arrangements with related parties which provide financial, administrative, geological and exploration services. No options, other benefits or bonuses were granted to directors or executives as part of their remuneration. No directors or executives receive performance related remuneration, and there are no service contracts.

Details of the nature and amount of each major element of the remuneration of each director of the Company and Group are:

		Short Term
	Year	Fees	Total
		$	$

Executive directors
Norman A. Seckold	2007	150,000	150,000
(Chairman)	2006	150,000	150,000
Peter J. Nightingale	2007	150,000	150,000
	2006	150,000	150,000
Kenneth M. Phillips	2007	117,279	117,279
	2006	124,071	124,071
Non-executive directors
Dudley R. Leitch	2007	24,000	24,000
	2006	24,000	24,000
P. Martin Holt	2007	20,000	20,000
(Alternate director for Peter J. Nightingale)	2006	30,000	30,000
Anthony J. McClure	2007	23,833	23,833
(Alternate director for Kenneth M. Phillips)	2006	110,000	110,000
Total compensation: key management personnel (consolidated)	2007	485,112	485,112

	2006	588,071	588,071

Total compensation: key management personnel (Company)	2007	485,112	485,112

	2006	588,071	588,071

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Key Management Personnel

There are no key management personnel of the Company or Group that are not directors.

Equity Holdings and Transactions

The movement during the reporting period in the number of ordinary shares in the Company held directly, indirectly or beneficially, by each specified director, including their personally-related entities, is as follows:

			Received on
	Held at		Exercise of		Held at
Directors	1 July 2006	Purchased	Options	Sales	30 June 2007

Norman A. Seckold	38,602,799	—	—	—	38,602,799
Dudley R. Leitch	31,185,700	—	—	—	31,185,700
Peter J. Nightingale	2,575,000	500,000	—	—	3,075,000
Kenneth M. Phillips	10,000,000	—	—	—	10,000,000
P. Martin Holt	—	—	—	—	—
Anthony J. McClure	—	—	—	—	—

			Received on
	Held at		Exercise of		Held at
Directors	1 July 2005	Purchased	Options	Sales	30 June 2006

Norman A. Seckold	38,602,799	—	—	—	38,602,799
Dudley R. Leitch	31,185,700	—	—	—	31,185,700
Peter J. Nightingale	2,575,000	—	—	—	2,575,000
Kenneth M. Phillips	10,000,000	—	—	—	10,000,000
P. Martin Holt	—	—	—	—	—
Anthony J. McClure	—	—	—	—	—

NOTE 25 —	RELATED PARTY INFORMATION

Directors

The names of persons who held office as directors of the Company during the year ended 30 June 2007 are Norman A. Seckold, Dudley R. Leitch, Peter J. Nightingale, Kenneth M. Phillips, P. Martin Holt and Anthony J. McClure. Details of directors’ remuneration are set out in the Key Management Personnel disclosures above.

During the year ended 30 June 2007, Norman A. Seckold and Peter J. Nightingale had an interest in an entity, Mining Services Trust, which provided full administrative services, including rental accommodation, administrative staff, services and supplies, to the Group. Fees paid to Mining Services Trust during the year, which were in the ordinary course of business and on normal terms and conditions, amounted to $1,101,658 (2006 — $1,185,972). Amounts unpaid at 30 June 2007 were $142,074 (2006 — $188,934).

During the year ended 30 June 2007, Kenneth M. Phillips, had an interest in an entity, VOP Mining Services Pty Ltd which rendered administrative, geological and exploration services to the Group. Fees paid to VOP Mining Services Pty Ltd during the year, which were in the ordinary course of business and on normal commercial terms and conditions, amounted to $140,882 (2006 — $159,643). Of this figure $117,279 (2006 — $124,071) is included in directors’ remuneration. Amounts unpaid at 30 June 2007 were $11,483 (2006 — $30,878)

Apart from the details disclosed in this note, no director has entered into a material contract with the Company or the Group since the end of the previous financial year and there were no material contracts involving directors’ interests subsisting at year end.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 26 —	SHARE BASED PAYMENTS

Stock Option Plan

The Company’s Canadian controlled entity, Palmarejo Silver and Gold Corporation (’PJO’) has a Stock Option Plan which allows directors, officers and consultants of PJO the opportunity to acquire options over unissued shares in PJO. These options are governed by the terms of PJO stock option plan.

Options are granted under the plan for no consideration and are granted for a five year period. Options granted under the plan carry no dividend or voting rights. The exercise price of the options is determined by PJO board of directors, subject to applicable exchange approval, at the time any option is granted.

Set out below are summaries of the options granted under the plan:

2007

			Granted	Balance at	Exercised	Cancelled	Balance at	Exercisable
		Exercise	During the	Start of the	During the	During the	End of the	at End of the
Grant		Price	Year	Year	Year	Year	Year	Year
Date	Expiry Date	CDN$	Number	Number	Number	Number	Number	Number

23 December 2004	23 December 2009	$1.00	—	4,833,332	(940,999)	(33,333)	3,859,000	3,859,000
5 April 2005	5 April 2010	$1.95	—	130,000	(50,000)	—	80,000	80,000
8 December 2005	8 December 2010	$3.90	—	150,000	(40,000)	—	110,000	60,000

			—	5,113,332	(1,030,999)	(33,333)	4,049,000	3,999,000

Weighted Average exercise price			—	$1.11	$1.16	$1.00	$1.10	$1.06

The weighted average remaining contractual life of share options outstanding at the end of the period was 2.5 years (2006 — 3.9 years).

2006

			Granted	Balance at	Exercised	Cancelled	Balance at	Exercisable
		Exercise	During the	Start of the	During the	During the	End of the	at End of
Grant		Price	Year	Year	Year	Year	Year	the Year
Date	Expiry Date	CDN$	Number	Number	Number	Number	Number	Number

23 December 2004	23 December 2009	$1.00	—	5,525,000	(691,668)	(26,000)	4,833,332	4,833,332
5 April 2005	5 April 2010	$1.95	—	150,000	(20,000)	—	130,000	80,000
8 December 2005	8 December 2010	$3.90	150,000	—	—	—	150,000	50,000

			150,000	5,675,000	(711,668)	(26,000)	5,113,332	4,963,332

Weighted Average exercise price			$3.90	$1.03	$1.03	$1.00	$1.11	$1.04

The weighted average remaining contractual life of share options outstanding at the end of the period was 3.9 years (2005 — 4.6 years).

Fair Value of Options

The fair value of options granted is measured at grant date and recognised as an expense over the period during which the directors, officers and consultants of PJO become unconditionally entitled to the options. The fair value of the options granted is measured using Black-Scholes formula, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of options that vest.

There were no options granted during the financial year ending 30 June 2007. The fair value of the options granted during the year ended 30 June 2006 was $356,025.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Expenses Arising from Share-Based Payment Transactions

Total expenses arising from share based payment transactions recognized during the period as part of share based remuneration expense were as follows:

	Consolidated
	2007	2006
	$	$

Options issued under PJO stock option plan	326,229	1,397,210

NOTE 27 —	COMMITMENTS

Exploration Expenditure Commitments

In order to maintain current rights of tenure to exploration tenements, the Group is required to perform minimum exploration work to meet the minimum expenditure requirements specified by tenement licences and acquisition agreements. These obligations are subject to renegotiation when application for a mining lease is made and at other times. These obligations are not provided for in the financial report and are payable:

	2007	2006
	$	$

Not later than one year	1,547,008	1,051,458
Later than one year but not later than two years	820,576	1,626,683
Later than two years but not later than five years	890,547	1,799,251

	3,258,132	4,477,392

Capital Expenditure Commitments

Contracted but not provided for and payable:

Within one year	3,219,093	4,579,752

NOTE 28 —	CONTINGENCIES

Merger Implementation Agreement

On 4 May 2007, the Company announced that Coeur d’Alene Mines Corporation (‘Coeur’), Bolnisi and Bolnisi’s 74% owned Canadian controlled entity Palmarejo Silver and Gold Corporation (‘Palmarejo’) had entered into agreements pursuant to which Coeur will acquire all of the shares of Bolnisi, and all of the shares of Palmarejo not owned by Bolnisi, in a transaction valued at approximately US$1.1 billion (the ‘Transaction’).

Under the terms of the Transaction, Bolnisi shareholders will receive 0.682 Coeur shares for each Bolnisi share they own (or, at the election of the Bolnisi shareholder, CHESS Depositary Interests representing Coeur shares) under a Court approved Scheme of Arrangement pursuant to Australian law, and Palmarejo shareholders will receive 2.715 Coeur shares for each Palmarejo share they own under a Court approved Plan of Arrangement pursuant to Canadian law. In addition, Bolnisi and Palmarejo shareholders will receive a nominal cash payment equal to $0.004 (US$0.003) per Bolnisi share and C$0.004 (US$0.003) per Palmarejo share.

Under the terms of the Transaction, the Company, Palmarejo and Coeur have agreed to give each other exclusivity, subject to certain exceptions and have agreed to a reciprocal break fee payable in certain circumstances equivalent to 1% of the transaction value. The Company’s break fee payable to Coeur is approximately $9.17 million (US$7.78 million) and Palmarejo’s break fee payable to Coeur amounts to approximately $3.77 million (US$3.20 million).

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 29 —	SUBSEQUENT EVENT

Merger Implementation Agreement

Subsequent to the end of the financial year, Coeur completed its due diligence under the terms of the Merger Implementation Agreement with the Company. The companies expect to begin mailing information to Bolnisi, Palmarejo and Coeur shareholders in September 2007. All three companies’ shareholder meetings are expected to be held in October 2007. Assuming timely completion of the required regulatory processes and receipt of the required shareholder and court approvals, the companies expect the Transaction to be completed in the fourth quarter of 2007.

Canadian Asset-Backed Commercial Paper

Bolnisi has, through its Canadian subsidiary company, Palmarejo, an amount of C$6.9 million (A$7.7 million) invested in Canadian Asset-Backed Commercial Paper (“ABCP”), being C$6.4 million (A$7.1 million) in Apsley Trust E and C$0.5 million (A$0.6 million) in Aurora Trust E. These ABCP investments were all rated R1-High (highest rating available for short-term commercial paper) by the Dominion Bond Rating Service (“DBRS”) at the time they were purchased.

Each of these instruments matured on 23 August 2007, but their maturities were not met by the issuers and as at the date of this report they remain outstanding.

A consortium representing banks, asset providers and major investors have agreed in principle to take steps to re-establish normal operations in the market for Canadian asset-backed securities. These steps include the proposal that all investors in such ABCP issuers exchange their holding in each issuer for long-term note on an individual issuer and series basis.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 30 —	FINANCIAL REPORTING BY SEGMENTS

The Group operates wholly within the mining industry in Australia and Mexico.

		Georgia	North	Consolidated
Geographical Segments	Australia	(Discontinued)	America	Total
	$	$	$	$

2007
Revenue
Unallocated revenue	—	—	—	2,361,755

				2,361,755

Result
Segment result	—	—	(3,751,506)	(3,751,506)
Tax expense				—
Unallocated corporate income				(914,151)

Net Profit/(loss)				(4,665,657)

Including non-cash expenses:
Share based remuneration	—	—	326,229	326,229
Assets
Segment assets	—	—	137,369,106	137,369,106
Unallocated corporate assets				629,698

				137,998,805

Including non-current assets acquired during the year:
Exploration and evaluation	—	—	9,922,654	9,922,654
Mine development	—	—	12,488,069	12,488,069
Plant and equipment	—	—	56,886,302	56,886,302

	—	—	79,297,025	79,297,025

Segment Liabilities	588,883	—	18,075,267	18,664,150

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Georgia	North	Consolidated
Geographical Segments	Australia	(Discontinued)	America	Total
	$	$	$	$

2006
Revenue
External segment revenue	—	24,325,652	95,985	24,421,637
Unallocated revenue	—	—	—	3,156,798

				27,578,435

Result
Segment result	—	10,649,993	(2,756,315)	7,893,678
Tax expense				(2,478,146)
Unallocated corporate income				1,658,598

Net Profit/(loss)				7,074,130

Including non-cash expenses:
Amortisation and depreciation	—	668,236	—	668,236
Share based remuneration	—	—	1,397,210	1,397,210
Assets
Segment assets	—	—	121,012,771	121,012,771
Unallocated corporate assets				23,098,709

				144,111,480

Including non-current assets acquired during the year:
Exploration and evaluation	—	—	19,890,494	19,890,494
Plant and equipment	—	—	6,383,922	6,383,922

	—	—	26,274,416	26,274,416

Segment Liabilities	4,383,424	—	1,557,826	5,941,250

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Georgia	North	Consolidated
Geographical Segments	Australia	(Discontinued)	America	Total
	$	$	$	$

2005
Revenue
External segment revenue	—	30,302,667	—	30,302,667
Unallocated revenue	—	—	—	797,396

				31,100,063

Result
Segment result	—	2,358,268	(779,751)	1,578,517
Tax expense				(1,016,036)
Unallocated corporate income				2,352,692

Net Profit/(loss)				2,915,173

Including non-cash expenses:
Amortisation and depreciation	—	444,099	—	444,099
Share based remuneration	—	—	243,520	243,520
Mineral tenements written off	—	4,825,263	—	4,825,263
Assets
Segment assets	—	36,018,115	18,397,116	54,415,231
Unallocated corporate assets				31,507,003

				85,922,234

Including non-current assets acquired during the year:
Exploration and evaluation	163,009	17,887	11,288,639	11,469,535
Mine development	—	206,535	—	206,535
Plant and equipment	—	497,940	158,050	655,990

	163,009	722,362	11,446,689	12,332,060

Segment Liabilities	4,274,455	16,283,535	220,028	20,778,018

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Division of the Group’s results and assets into geographical segments has been ascertained by direct location of assets. There are no intersegment revenue transactions.

	Mining	Exploration and	Consolidated
Business Segments	(Discontinued)	Development	Total
	$	$	$

2007
Revenue
Unallocated revenue	—	—	2,361,755

			2,361,755

Assets
Segment assets	—	137,369,106	137,369,106
Unallocated corporate assets			629,698

			137,998,805

Including non-current assets acquired during the year:
Exploration and evaluation	—	9,922,654	9,922,654
Mine development	—	12,488,069	12,488,069
Plant and equipment	—	56,886,302	56,886,302

	—	79,297,025	79,297,025

2006
Revenue
External segment revenue	24,325,652	95,985	24,421,637
Unallocated revenue	—	—	3,156,798

			27,578,435

Assets
Segment assets	—	121,012,771	121,012,771
Unallocated corporate assets			23,098,709

			144,111,480

Including non-current assets acquired during the year:
Exploration and evaluation	—	19,890,494	19,890,494
Plant and equipment	—	6,383,922	6,383,922

	—	26,274,416	26,274,416

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Mining	Exploration and	Consolidated
Business Segments	(Discontinued)	Development	Total
	$	$	$

2005
Revenue
External segment revenue	30,302,667	—	30,302,667
Unallocated revenue	—	—	797,396

			31,100,063

Assets
Segment assets	36,018,115	18,397,116	54,415,231
Unallocated corporate assets			31,507,003

			85,922,234

Including non-current assets acquired during the year:
Exploration and evaluation	—	11,469,535	11,469,535
Mine development	206,535	—	206,535
Plant and equipment	497,940	158,080	655,990

	704,475	11,627,585	12,332,060

All sales revenue during the prior period was to customers in the United Kingdom

NOTE 31 —	US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES

The Group’s financial statements are prepared in accordance with AIFRS. The financial information and reconciliations presented in this note set forth certain financial information that would have been presented if US Generally Accepted Accounting Principles (US GAAP) had been applied instead of AIFRS.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reconciliation to US GAAP

The following is a summary of the adjustments to profit (loss) for the years ended 30 June 2007, 2006 and 2005 that would be required if US GAAP had been applied instead of AIFRS.

	Note		2007		2006		2005
			$		$		$

Reconciliation of net profit/(loss)
Profit for the year attributable to ordinary equity holders of the Parent as reported under AIFRS			(4,366,053)		3,864,860		2,340,537
Add/(deduct)
Exploration and evaluation expenditure	(a	)	(9,224,660)		(21,635,773)		(2,758,818)
Exploration and evaluation reclassified to Property, plant and equipment	(a	)	3,385,153		—		—
Development expenditure	(b	)	(12,488,069)		—		—
Minority interest effect of above adjustments	(c	)	4,991,185		5,154,102		(1,345,818)

Total Adjustment			(13,336,391)		(16,481,671)		(4,104,636)

Net loss for the year attributable to ordinary equity holders of the Parent as reported under US GAAP			(17,702,444)		(12,616,811)		(1,764,099)

Earnings (loss) per share for profit/(loss) attributable to ordinary equity holders of the Parent measured under US GAAP:
Basic loss per share			(6.3	) cents	(4.6	) cents	(0.8	) cents
Diluted loss per share			(6.3	) cents	(4.6	) cents	(0.8	) cents
Earnings (loss) per share from discontinued operation attributable to ordinary equity holders of the Parent measured under US GAAP:
Basic loss per share			—		2.4	cents	4.6	cents
Diluted loss per share			—		2.4	cents	4.6	cents

The following is a summary of the adjustments to total parent entity interest in equity for the years ended 30 June 2007, 2006 and 2005 that would be required if US GAAP had been applied instead of AIFRS.

Reconciliation of shareholders’ equity
Total parent entity interest as reported under AIFRS			90,883,263	106,197,052	54,597,434
Add/(deduct)
Exploration and evaluation expenditure	(a	)	(11,354,362)	(39,008,722)	(14,138,199)
Development expenditure	(b	)	(39,417,117)	—	—
Minority interest effect of above adjustment	(c	)	12,924,962	9,307,778	870,210
Total Adjustment			(37,846,517)	(29,700,944)	(13,267,989)

Total parent entity interest in equity under US GAAP			53,036,746	76,496,108	41,329,445

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of preparation under US GAAP

Consolidated Cash Flow Statement

The consolidated cash flow statement prepared under AIFRS (in accordance with AASB 107 ‘Cash Flow Statements’) presents substantially the same information that is required under US GAAP. However, under AIFRS interest paid has been classified as financing cash flow. Under US GAAP, it should be classified as operating cash flow.

US GAAP adjustments

An explanation of the adjustments from AIFRS to US GAAP are as follows:

(a)	Exploration and Evaluation Expenditure and Acquisition of Exploration Properties

Under AIFRS the Group follows the ’area of interest’ method in accounting for exploration and evaluation. This method differs from the ’successful efforts’ method adopted in this reconciliation to US GAAP, in that it permits certain exploration costs in defined areas of interest to be capitalised.

Under US GAAP exploration costs are charged to expense. In subsequent financial periods, amortisation or write-offs of expenditure previously capitalised under AIFRS, which would have been expensed for US GAAP purposes, is added back when determining the net loss according to US GAAP.

(b)	Development Expenditure

Under AIFRS, the Group reclassifies its capitalised exploration and expenditure to development expenditure once the technical feasibility and commercial viability of the extraction of mineral resources are demonstrable. Further development expenditure is capitalised when substantial future economic benefits are established. For US GAAP purposes, the Group expenses as incurred expenditure relating to a mine property until it has been determined that the property can be economically developed, as evidenced when proven and probable reserves are determined.

(c)	Minority Interest Effect of Above Adjustment

Adjustments to AIFRS profit/(loss) for the year and total parent entity interest in equity are disclosed before minority interest. This adjustment reflects the impact on minority interests. The adjustment also considers the impact on minority interests of adjustments to equity.

(d)	Share-based payments

The Group adopted the fair value recognition provisions of AASB 2 ’Share-based Payments’ with effect from 1 July 2005, including the retrospective restatement of comparative periods. Under US GAAP, the Group has applied the fair value recognition provisions of Statement of Financial Accounting Standard No. 123, ’Accounting for Stock-Based Compensation’ (SFAS 123) to all awards granted after 1 July 1995. In the current period, the Group adopted SFAS No. 123 (revised 2004) ’Accounting for Stock-Based Compensation’ (SFAS 123R) on a ’modified prospective basis’. However, as the Group has fully applied the fair value recognition provisions of SFAS 123, there are no additional adjustments required in the current period.

(e)	Capital Profits Reserve

The Company has recorded in its capital profits reserve an amount of $4,346 relating to the carrying amount of the revaluation reserve of a fixed asset disposed of pre 1 July 2004. When the asset was sold, the gain or loss was recorded based on the revalued amount of the asset, and the revaluation reserve transferred to capital profits reserve.

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For US GAAP purposes, long-lived assets are required to be recorded on a depreciable cost basis, and no revaluations of assets are permitted. Thus the amount reflected in the capital profits reserve would have been reflected as part of the gain or loss on disposal for US GAAP purposes. As the revaluation occurred pre 1 July 2004, there is no adjustment required in the US GAAP income or equity reconciliation for the periods presented.

(f)	Income Taxes

The Group recognises deferred income taxes on temporary differences between the carrying amount of assets and liabilities in the balance sheet and their tax bases and on tax losses. The existing policies for providing for deferred taxes are consistent with the US GAAP pronouncement, SFAS No. 109, “Accounting for Income Taxes”, except that under AIFRS, deferred tax assets are recognised only to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilised, whereas SFAS No. 109 requires deferred tax assets to be recognized in full, but reduced by a valuation allowance to an amount that is more likely than not to be realized.

The Group has recognized deferred tax assets in respect of income tax losses of $13,361,216 at 30 June 2007, $11,426,813 at 30 June 2006 and $4,241,460 at 30 June 2005 on the basis that deferred tax liabilities of the same amounts relating to net taxable temporary differences are expected to reverse in similar periods in future. In accordance with the requirements of AIFRS, these have offset by the Group in its balance sheet.

The Group however has not recognized deferred tax assets in respect of the remaining income tax capital losses and income losses of $4,739,100 as at 30 June 2007, $1,342,978 as at 30 June 2006 and $620,286 as at 30 June 2005 due to the uncertainties involving their realization.

For U.S. GAAP purposes, the amounts not recognized represent the valuation allowances that would have been recorded in each year under U.S. GAAP. As the difference between AIFRS and US GAAP relating to recognition of deferred tax assets does not affect either net profit/(loss) or shareholders equity, no adjustments have been recorded in the US GAAP reconciliation.

(g)	Income Taxes Effect of Other Adjustments

Adjustments to the AIFRS net profit/(loss) and shareholders’ equity are disclosed on a before tax basis. No adjustments relating to income tax have been recorded on the following basis:

i) Exploration and evaluation expenditure

The writing off of capitalised exploration and evaluation expenditure of $11,354,362 at 30 June 2007, $39,008,722 at 30 June 2006 and $14,138,199 at 30 June 2005 results in a reduction in the respective deferred tax liabilities for US GAAP purposes of $3,406,308, $11,702,616 and $4,241,459. However the reduction in these deferred tax liabilities is offset by an increase in the valuation allowance for US GAAP purposes, on the basis that the respective income tax losses will no longer be able to offset against taxable temporary differences that were expected to reverse in similar periods in the future. As the net impact between AIFRS and US GAAP relating to recognition of deferred tax assets does not affect either net profit/(loss) or shareholders’ equity, no adjustments for the income tax effect of these adjustments have been recorded in the US GAAP reconciliation.

ii) Development expenditure

The writing off of development expenditure of $39,417,117 at 30 June 2007 results in a reduction in the deferred tax liabilities for US GAAP purposes of $11,825,135. However the reduction in the deferred tax liabilities is offset by an increase in the valuation allowance for US GAAP purposes, on the basis that the income tax loss will no longer be able to offset against taxable temporary differences that were expected to reverse in similar periods in the future. As the net impact between AIFRS and US GAAP relating to

BOLNISI GOLD NL
AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognition of deferred tax assets does not affect either net profit/(loss) or shareholders’ equity, no adjustments for the income tax effect of these adjustments have been recorded in the US GAAP reconciliation.

(h)	Impact of New US GAAP Accounting Standards

In July 2006, the FASB issued FIN 48, that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Group beginning 1 July 2007, with any cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Group is in the process of assessing the impact of adopting FIN 48 on its results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157 — “Fair value measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. This Statement will be effective for the Group from 1 July 2008. The Group believes that such pronouncement will not have a material impact on the Group’s financial position or results of operations.

In February 2007, the FASB issued SFAS 159 “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159, that permits the measurement of certain financial instruments at fair value. Entities may choose to measure eligible items at fair value at specified election dates, reporting unrealized gains and losses on such items at each subsequent reporting period. SFAS 159 will be effective for the Group from 1 July 2008. The Group is currently evaluating the potential impact of the fair value option but it is not expected to have a significant effect on reported financial position or results of operations.